Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on October 29, 2009

Burr Ridge, Illinois – (October 26, 2009) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2009 results in a conference call and webcast for stockholders and analysts on Thursday, October 29, 2009 at 9:30 a.m. Chicago Time.

The conference call may be accessed by calling (866) 713-8565 and using participant passcode 13207362. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time November 12, 2009 on our website. Copies of BankFinancial Corporation’s Third Quarter 2009 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on October 27, 2009.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2009, BankFinancial Corporation had total assets of $1.573 billion, total loans of $1.269 billion, total deposits of $1.212 billion and stockholders’ equity of $264 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234